UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 3, 2007
(Date of earliest event reported: November 27, 2007)

Cyber Defense Systems, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-46224	45-0508387
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10901 Roosevelt Blvd., Suite 100-D, St. Petersburg, Florida	33716
(Address of principal executive offices)	(Zip Code)

(727) 577-0873
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding the beliefs, expectations, intentions or strategies of Cyber Defense Systems, Inc. (the "Company") for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render the Company's products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions, which could cause the Company's actual results to differ from management's current expectations, are contained in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 8.01 Other Events

On October 22, 2007, Cyber Defense Systems, Inc. (the “Registrant”) and its wholly owned subsidiary Techsphere Systems International, Inc. (“TSI”) issued a press release a copy of the press release is attached hereto as Exhibit 99.1. relating to the proposed dividend and spin out of Techsphere shares, that stated until the SB 2 is effective for Techsphere no new shares of Cyber Defense will be issued in street name eliminating any further dilution to the current public float. The record date only applied to Cyber Defense stock registered with the company's transfer agent. Stock in street name which is purchased in the open market will be eligible to receive the dividend up to the ex-dividend date. The total shares issued and outstanding which are eligible for the dividend were at that time approximately 121,441,014 and Techsphere was expected to have approximately 30,360,253 shares issued and outstanding following the payment of the dividend and these shares will distributed to the Cyber Defense shareholders in a ratio of one Techsphere share for every four Cyber shares held.

Techsphere still intends to file a registration statement with the U.S. Securities and Exchange Commission to cover the payment of the Cyber Defense dividend and the redistribution of its shares by Proxity, Inc. The effective date of the registration statement and the subsequent payment date of the dividend still cannot be estimated at this time.

Because this action in effect creates a condition of default with the N.I.R. Group the Registrant was informed that it would have to continue to honor conversion into its shares to pay down the debt of N.I. R. Group. The board voted to revise the original spin out plan and the Registrant agreed it will honor these conversions on a timely basis and maintain the original disclosed ratio, based on the total outstanding shares on the dividend date of one share of Techsphere for every four shares of Cyber Defense owned. The Registrant also is exploring options to redeem the outstanding N.I.R. Group debt. Until the ex dividend date, all shares of the Registrant purchased in the open market will receive the proposed dividend. The Registrant cannot estimate at this time the total number of shares that will be outstanding and paid out in the dividend until the ex date is set.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
The following document is included as an exhibit to the Form 8-K.

	Exhibit Number	Description

99.1
Press release issued by Cyber Defense, Inc., dated October 22, 2007, entitled “Cyber
Defense Announces Details of then Techsphere Dividend Spin Out and Proxity, Inc.
Announces it will Dividend Out its Shares In Techsphere and Cyber”

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2007

CYBER DEFENSE SYSTEMS, INC.

By:	/s/ Billy Robinson
Billy Robinson
Chief Executive Officer